EXHIBIT 10.2

AMENDMENT AGREEMENT

(relating to a US$23,000,000 Credit Agreement dated 30th March, 2001)

DATED 19th NOVEMBER, 2003

ALLEN & OVERY
London
PG:340507.3

THIS AMENDMENT AGREEMENT is dated 19th November, 2003 and made between:

(1)	MADISON ENERGY FRANCE S.C.S. (formerly MADISON/CHART ENERGY S.C.S.) (MEF) (the Borrowers’ Agent);

(2)	MADISON OIL COMPANY EUROPE (MOCE), MADISON OIL FRANCE S.A. (MOF) and MADISON ENERGY FRANCE S.C.S. (each a Borrower and together the Borrowers);

(3)	MADISON OIL COMPANY (MOC), MADISON PETROLEUM INC. (MPI), MADISON OIL COMPANY EUROPE, MADISON OIL FRANCE S.A., MADISON ENERGY FRANCE S.C.S., MADISON (TURKEY) INC (Madison Turkey) and MADISON OIL TURKEY INC (MOTI) (each a Guarantor and together the Guarantors);

(4)	TOREADOR RESOURCES CORPORATION (Toreador); and

(5)	BARCLAYS BANK PLC as facility agent for and on behalf of the Finance Parties (the Facility Agent).

WHEREAS:

(A)	By a credit agreement dated 30th March, 2001 between the Borrowers, the Guarantors, Barclays Capital as Arranger, the Banks (as defined therein) and Barclays Bank PLC as Facility Agent, Technical Agent, Ancillary Bank and US Security Trustee, as amended from time to time, (the Credit Agreement), the parties to the Credit Agreement agreed terms and conditions in relation to credit facilities made available to the Borrowers.

(B)	By the Merger Agreement, MOC and MOC Acquisition Corporation merged and MOC became the surviving corporation.

(C)	The parties to this Amendment Agreement wish to amend and waive certain provisions of the Credit Agreement in accordance with Clause 27 of the Credit Agreement and agree certain other matters in the manner and subject to the terms and conditions set out in this Amendment Agreement.

(D)	All of the Banks, the Ancillary Bank and the Hedging Bank have authorised the Facility Agent to enter into this Amendment Agreement on their behalf.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Amendment Agreement:

Subordination Agreement means the Subordination Agreement dated 30th March, 2001 between members of the Madison Group as debtors, the Facility Agent and MOF, MOC, MOCE and MPI.

Subordination and Support Agreement means the subordination and support agreement between Toreador, MOC and the Facility Agent dated November, 2001 entered into in connection with the Merger Waiver Letter.

Toreador Group means, at any time, Toreador and all of its Subsidiaries for the time being.

Toreador Subordinated Revolving Credit Agreement means the subordinated revolving credit agreement dated as of 3rd October, 2001 between MOC and Toreador pursuant to which Toreador agrees to advance by way of loan certain monies to MOC.

Toreador Trinidad means Toreador Trinidad Exploration and Production.

Trinidadian Royalty Interest means any payment received by Toreador or any Obligor under the terms of the Trinidadian Settlement Agreement and Release.

Trinidadian Settlement Agreement and Release means the agreement dated 30th April, 2003 and made between, among others, Anglo-African Energy, Inc., Toreador, Toreador Trinidad and MOC, as may be amended from time to time.

Turkish Asset means:

(A)	the Cendere oil field in Turkey;

(B)	the Zeynel oil field in Turkey;

(C)	the Boyabet oil field in Turkey; and

(D)	the Thrace Basin in Turkey.

Turkish Capital Repatriation means any amounts paid to Toreador or any Obligor in relation to the repatriation of the registered capital of any member of the Toreador Group in Turkey.

Turkish Interest means: all of the Obligors’ present and future interest in a Turkish Asset and all agreements, facilities or insurances relative to that Turkish Asset or to Turkish Petroleum.

Turkish Permitted Payments means:

(i)	the costs referred to in paragraphs (a)(i) and (a)(ii) of the definition of “Permitted Payment” in the Credit Agreement except that reference to Borrower Borrowing Asset, Borrowing Base Petroleum or Borrowing Base Interest in that definition shall be construed as a reference to Turkish Interest, Turkish Petroleum and Turkish Asset);

(ii)	any taxes payable by MOTI and Madison Turkey; and

(iii)	any:

(a) exploration and appraisal expenditure;

(b) general and administrative expenditure; or

(c) capital expenditure not falling within paragraph (i) above,

payable by MOTI and Madison Turkey, as applicable, to the extent the Majority Banks expressly agree or require in writing (but not further or otherwise).

Turkish Petroleum means in respect of a Turkish Asset, all petroleum won and saved from that Turkish Asset that accrues to the Turkish Interest in that Turkish Asset (including, without limitation, any such petroleum that is royalty petroleum).

Turkish Revenue means:

(i) the gross proceeds (without any deductions whatsoever) of any disposal of Turkish Petroleum;

(ii) any sales tax payable on the amount referred to in paragraph (i) above;

any other amount payable to MOTI, Madison Turkey and MOC in respect of any Turkish Petroleum, Turkish Interest or Turkish Asset.

1.2	Construction

(a)	Capitalised terms defined or used in the Credit Agreement have the same meanings and constructions in this Amendment Agreement unless the contrary intention appears.

(b)	References to specific numbered clauses are clauses of the Credit Agreement and references to paragraphs are, unless stated otherwise, references to paragraphs of this Amendment Agreement.

(c)	Clauses 1.2 (Construction), 28.1 (Transfers by Obligors) and 32-37 (inclusive) shall apply to this Amendment Agreement as though set out in full in this Amendment Agreement, except that:

(i)	each reference to “Obligor” in Clauses 1.2 (Construction), 28.1 (Transfers by Obligors), 35 (Jurisdiction) and 37 (Waiver of Jury Trial) shall be deemed to include Toreador; and

(ii)	the reference to “the Guarantor” in Clause 35.2(f) (Service of Process) shall be deemed to include Toreador.

(d)	Unless expressly provided in this Amendment Agreement, this Amendment Agreement does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to this Amendment Agreement.

2.	AMENDMENTS, WAIVERS AND CONSENTS

2.1	Credit Agreement

Subject to the terms of this Amendment and Agreement, the Credit Agreement will remain in full force and effect and the Credit Agreement will be, and will be deemed to be, amended with effect on and from the Amendment Effective Date.

2.2	Amendments

Subject to the terms and conditions of this Amendment Agreement, the Facility Agent confirms that the Banks have consented to the following amendments to the Finance Documents:

(a)	the amendments set out in Schedule 1 of this Amendment Agreement; and

(b)	the amendments set out in paragraphs 4, 5 and 6 of this Amendment Agreement.

2.3	Waivers and consents

Subject to the terms and conditions of this Amendment Agreement, the Facility Agent confirms that the Banks agree to the waivers, mergers and consents set out in Schedule 2 of this Amendment and Waiver Agreement.

3.	REPRESENTATIONS

3.1	Power, authority and legal validity

Toreador and each Obligor makes the following representations and warranties to each Finance Party in respect of this Amendment Agreement:

(a)	that it has the power to enter into and perform this Amendment Agreement and it has taken all necessary action to authorise the entry into, performance and delivery of this Amendment Agreement;

(b)	that this Amendment Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

(c)	the arrangements contemplated by this Amendment Agreement do not in any way affect any of the Finance Documents.

3.2	Guarantee

Each Guarantor represents and warrants to each Finance Party as at the date it executes this Amendment Agreement:

(a)	that the arrangements contemplated by this Amendment Agreement do not in any way affect the guarantee and undertakings given by it under Clause 15 (Guarantee); and

(b)	that the guarantee given by it under Clause 15 (Guarantee) is a continuing guarantee, in full force and effect, and will extend to the ultimate balance of all sums payable by the Obligors under the Finance Documents, regardless of the arrangements contemplated by this Amendment Agreement and any intermediate payments or discharge in whole or in part (including, without limitation, the prepayments contemplated by this Amendment Agreement).

3.3	Turkish Assets

Toreador and each Obligor represents and warrants that Madison (Turkey) Inc. and Madison Oil Turkey Inc. are the legal and beneficial owners of the Turkish Assets respectively.

3.4	No Default

Toreador and each Obligor represents and warrants as at the Amendment Effective Date that there is no Default outstanding.

4.	REPAYMENT AND FORECASTS

4.1	Repayment

Clause 6.1 (Repayment) shall be suspended in accordance with paragraph 4.2 (Term of Suspension) below and, during the term of suspension, shall be replaced with the following provisions:

The Borrowers, and where applicable MOC and Toreador, shall on the last Business Day of each month repay an amount of the Loans equal to the aggregate of:

(a)	French Revenue, less any Permitted Payments;

(b)	Turkish Revenue, less Turkish Permitted Payments;

(c)	any amounts of Trinidadian Royalty Interest; and

(d)	any amounts of Turkish Capital Repatriation.

4.2	Term of suspension

Clause 6.1 (Repayment) shall be suspended until the earlier of:

(a)	the first Business Day of September, 2004; or

(b)	such time as (i) the ratio of the Relevant NPV derived from the Forecast prepared as of 9th January, 2004 in accordance with paragraph 4.6 (Forecasts) of this Amendment Agreement to Total Indebtedness is not less than 1.5:1; and (ii) the outstanding Loans do not exceed the Total Commitments.

4.3	Calculation of Forecasts

The calculation of the Relevant NPV on each Calculation Date in accordance with Clause 16.1(d)(i) (General) shall be suspended for the duration of the suspension of Clause 6.1 (Repayment) in accordance with paragraph 4.1 (Repayment) above, except that the Relevant NPV shall be calculated as of a 9th January, 2004 Calculation Date in accordance with the provisions of Clause 16 (Forecasts), subject to the following revisions:

(a)	references to 45 days in Clause 16.2(a) shall be to 16 days;

(b)	references to 28 days in Clause 16.2(b) shall be to 9 days;

(c)	references to 7 days in Clause 16.2(c) shall be to 5 days.

5.	COVENANTS

5.1	Information

Toreador undertakes to provide to the Facility Agent all information reasonably requested by the Facility Agent.

5.2	Advisers

(a)	Toreador agrees to the appointment of any advisers that the Facility Agent, acting reasonably (in the opinion of the Facility Agent), requires.

(b)	Notwithstanding any provisions of the Credit Agreement, Toreador shall immediately on demand indemnify the Facility Agent against any costs, loss or liability incurred as a consequence of the appointment of any adviser in accordance with sub-paragraph (a) above.

5.3	Toreador Payments

(a)	Toreador agrees that any payment made or deemed made to MOC by Toreador in connection with any Finance Document or amendment or waiver thereto shall be “Junior Debt” for the purposes of the Subordination and Support Agreement. MOC agrees that any payment made or deemed made by MOC to any of the Borrowers shall be “Junior Debt” for the purposes of the Subordination Agreement.

(b)	An amount equal to each payment made by Toreador to the Facility Agent in accordance with any Finance Document or amendment or waiver thereto shall be deemed to be:

(i)	a non-interest bearing loan made by Toreador to MOC repayable (subject to the Subordination and Support Agreement on demand (or a loan on such other terms as are agreed by MOC and Toreador (in any case subject to the Subordination and Support Agreement)); and

(ii)	a non-interest bearing loan made by MOC to the Borrowers repayable (subject to the Subordination Agreement on demand (or a loan on such other terms as are agreed by MOC and the Borrowers (in any case subject to the Subordination Agreement)).

5.4	Conditions subsequent

Within 14 days of the Amendment Effective Date, Toreador and each Obligor will provide the Facility Agent with:

(a)	an original copy of this Amendment Agreement, duly signed;

(b)	board resolutions authorising the transactions contemplated by, and the execution of, this Amendment Agreement; and

(c)	specimen signatures of the persons authorised to sign this Amendment Agreement,

(all in form and substance satisfactory to the Facility Agent).

6.	DEFAULT

In addition to the Events of Default set out in Clause 20 of the Credit Agreement, if:

(a)	the Forecast prepared as of 9th January, 2004 in accordance with paragraph 4 (Forecasts) of this Amendment Agreement indicates that the ratio of Relevant NPV to Total Indebtedness is less than 1.5:1; or

(b)	any representation and warranty in this Amendment Agreement is incorrect when made or repeated; or

(c)	there is any breach of the repayment schedule in paragraph 4 (Repayment) of this Amendment Agreement;

(d)	the Merger Agreement, the Subordination and Support Agreement or the Toreador Subordinated Revolving Credit Agreement is terminated,

then that event shall constitute an Event of Default under Clause 20 (Default) and the Finance Parties may thereafter exercise all of their rights in respect thereof under the Finance Documents.

7.	CONDITIONS PRECEDENT

This Amendment Agreement and the amendments, waivers and consents set out herein shall only take effect on the date on which the Facility Agent has received a signed copy of this Amendment Agreement duly executed by all parties (such date being the Amendment Effective Date).

8.	FINANCE DOCUMENT

This Amendment Agreement is a Finance Document, and is hereby designated as such by the Borrowers’ Agent and the Facility Agent.

9.	GOVERNING LAW

This Amendment Agreement shall be governed by and construed in accordance with English law.

SCHEDULE 1

(a)	The definition of “Fee Letter” in Clause 1.1 (Definitions) shall be deleted in its entirety and shall be replaced with the following:

“Fee Letter” means (i) any letter of the same date as this Agreement between MCE or MOCE and the Arranger, the Facility Agent or the Technical Agent that is stated on it’s face to be a Fee Letter (ii) the management and work fees letter dated 19th May, 2003 relating to management and work fees and (iii) the settlement fee letter dated 19th May, 2003 relating to settlement, arrangement, technical and supplemental fees.

(b)	The definition of “Finance Document” in Clause 1.1 (Definitions) shall be deleted in its entirety and shall be replaced with the following:

“Finance Document” means this Agreement, the Ancillary Facility Letters, a Hedging Agreement, a Security Document, a Subordination Agreement, a Fee Letter, a Novation Certificate, a Guarantor Accession Agreement, the Merger Agreement, the Voting Agreement, the Warrant Letters, the Warrant Buyback Letter and any other document designated as such by the Facility Agent and the Borrowers’ Agent.

(c)	Paragraph (d) in the definition of “Permitted Payment” in Clause 1.1 (Definitions) shall be deleted in its entirety and shall be replaced with:

“(d) [Not used];".

(d)     The following definitions will be inserted alphabetically in Clause 1.1 (Definitions):

“Merger Agreement” means the merger agreement dated as of 3rd October, 2001 between MOC, Toreador and MOC Acquisition Corporation (a wholly-owned subsidiary of Toreador) pursuant to which, subject to the satisfaction of certain conditions, MOC and MOC Acquisition Corporation will merge and MOC shall be the surviving corporation.

“Voting Agreement” means the voting agreement dated as of 3rd October, 2001 between Toreador, Herbert L. Brewer, David M. Brewer and PHD Partners, LP.

“Warrant”means the warrants issued or to be issued pursuant to the Warrant Letters.

“Warrant Letters” means the warrant letter dated 21st March, 2002 between Toreador and the Arranger, as amended (the “First Warrant Letter”) and the warrant letter dated 25th March, 2003 between Toreador and the Arranger (the “Second Warrant Letter”).

“Warrant Buyback Letter” means the letter dated 19th May, 2003 relating to the repurchase of the Warrants

(e)	Clause 6.2 shall be amended so the words “Tranche A” is inserted before “Tranche B” and the words “, but any amount repaid under Tranche A may subsequently be re-borrowed on and subject to the provisions of the Agreement” are deleted.

(f)	Clause 7.7(c) shall be amended so that the words “Any amount prepaid under Tranche A may subsequently be re-borrowed on and subject to the terms of this Agreement but” are deleted and the words “Tranche A,” are inserted before “Tranche B”.

(g)	The following sentence shall be inserted after “relevant amount” in the fifth line of Clause 17.2(b):

“MCE shall be further entitled to retain in the Euro Revenue Account (previously the Franc Revenue Account) an amount equal to EUR200,000 in each of November, 2003 and December, 2003 to the extent that such amounts are to be used towards discharge of MCE’s liability for French production tax due January, 2004 for the tax year 2003 and provided that such amounts do not exceed in aggregate EUR900,000. Such liability shall not be a Permitted Payment for the purposes of this sub-paragraph (b) and shall be released only on the express instruction of the Facility Agent.”

(h)	Clause 19.25(a)(iii) (Turkish business) shall be deleted and shall be replaced with:

“(iii)	in any event, does not make any payment to any other member of the Toreador Group except for payment of the kind contemplated by paragraph (ii)(B) above;".

(i)	Clause 19.25(b) shall be deleted in its entirety and replaced with the following:

“Toreador and MOCE undertake to procure that, by no later than forty-five days after Madison Turkey has received all Turkish Capital Repatriations that it is entitled to:

(a)	Madison Turkey shall have transferred all of its assets, liabilities, business and undertakings to MOTI and shall be wound up and dissolved; and

(b)	that MOTI shall have discharged in full all of the consideration for that transfer.”

(j)	A new Clause 19.30 of the Credit Agreement shall be inserted as follows:

“19.30 No amendment

MOC undertakes not to agree to any waiver, amendment, termination or cancellation of, or of any term of, the Merger Agreement or the Voting Agreement.”

(k)	For the purposes of 20.3 (Breach of other obligations), 20.4 (Misrepresentation), 20.12 (Unlawfulness), 20.13 (Effectiveness of Security), 20.22 (U.S. Bankruptcy Laws) and 20.23 (ERISA) the word “Obligor” shall be deemed to include Toreador.

(l)	For the purposes of Clauses 20.5 (Cross-default), 20.6 (Insolvency), 20.7 (Insolvency proceedings), 20.8 (Appointment of receivers and managers), 20.9 (Creditor’s processes), 20.10 (Analogous proceedings), 20.11 (Cessation of business) and 20.17 (Litigation) the phrase “member of the Group” shall be deemed to include Toreador.

(m)	Clause 20.20(d) (Change of Control) shall be deleted and shall be replaced with:

“(d)	MOC is not, or ceases to be, a wholly-owned subsidiary of Toreador Resources Corporation; or”.

(n)	A new Clause 20.20(e) (Change of Control) of the Credit Agreement shall be inserted as follows:

“(e)	any single person, or group of persons acting in consort (as defined in the City Code on Takeovers and Mergers) acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1998) of Toreador Resources Corporation.”.

SCHEDULE 2

(i)	Any breach of Clause 20.14 (Cover Ratios) as a consequence of the Forecast re-determination dated 19th September, 2003.

(ii)	Failure by the Borrowers’ Agent to provide the independent engineer’s report in accordance with Clause 19.3(e).

(iii)	Any breach of any waiver letter waiving or amending any provisions of any of the Finance Documents.

(iv)	The following Events of Default:

(a)	Under Clauses 19.12(a) (Mergers and acquisitions) and 20.3 (Breach of other obligations) and Clause 20.20(d) (Change of control) constituted by MOC entering into and performing the Merger Agreement and the Voting Agreement and by the occurrence of the Effective Time (as that term is defined in the Merger Agreement).

(b)	Under Clauses 19.13 (Other Financial Indebtedness) and 20.3 (Breach of other obligations) constituted by MOC incurring any of the indebtedness referred to in paragraph 5.3 of the Amendment Agreement.

(c)	Under Clauses 19.14 (Loans) and 20.3 (Breach of other obligations) constituted by MOC making loans to the Borrower referred to in paragraph 5.3 of the Amendment Agreement.

(d)	Under Clauses 19.13 (Other Financial Indebtedness) and 20.3 (Breach of other obligations) constituted by the Borrowers being deemed to have borrowed from MOC referred to in paragraph 5.3 of the Amendment Agreement.

SIGNATORIES

FACILITY AGENT Barclays Bank PLC By: /s/Steven Funnell

BORROWERS' AGENT Madison Energy France S.C.S. By: /s/ Douglas D. Weir

BORROWERS Madison Oil Company Europe By: /s/ Douglas D. Weir

Madison Oil France S.A. By: /s/ Douglas D. Weir

Madison Energy France S.C.S. By: /s/ Douglas D. Weir

GUARANTORS Madison Oil Company By: /s/ Douglas D. Weir

Madison Petroleum Inc By: /s/ Douglas D. Weir

Madison Oil Company Europe By: /s/ Douglas D. Weir

Madison Oil France S.A. By: /s/ Douglas D. Weir

Madison Energy France S.C.S. By: /s/ Douglas D. Weir

Madison (Turkey) Inc By: /s/ Douglas D. Weir

Madison Oil Turkey Inc By: /s/ Douglas D. Weir

TOREADOR Toreador Resources Corporation By: /s/ Douglas D. Weir